Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc. as of July 30, 2021.  The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
Red Hen, LLC	Rhode Island
AMTROL Water Technology, LLC	Delaware
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
AMTROL Licensing Inc.	Rhode Island
GerCo Holdings, Inc.	Ohio
Cleveland Pickling, Inc.	Delaware
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
dHybrid Systems, LLC	Ohio
GTI Holding Company	Delaware
General Tools & Instruments Company LLC	New York
Mannix Instruments CO., LLC	New York
PTI Distributors LLC	New York
General Tools & Instruments (Shanghai) Company, Ltd.	China
Worthington Cryogenics, LLC	Ohio
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
Worthington Industries International S.à.r.l.	Luxembourg
Worthington Industries Poland sp zoo	Poland
Worthington Cylinders GmbH	Austria
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Industries Germany UG	Germany
PTEC Pressure Technology GmbH	Germany
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
WC Realty Holdings LLC	Ohio
Worthington Energy Group, Inc.	Ohio
Worthington Industries Engineered Cabs, Inc.	Delaware
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio
The Worthington Steel Company	Ohio
The Worthington Steel Company, LLC	Ohio
Worthington Steel Company of Decatur, LLC	Alabama
Worthington Steel Rome, LLC	Ohio

July 30, 2021

Worthington WSP, LLC	Michigan

Joint Ventures
ArtiFlex Manufacturing, LLC (1)	Delaware
4400 Donker Land, LLC	Michigan
Clarkwestern Dietrich Building Systems LLC (2)	Ohio
Serviacero Planos, S. de R.L. de C.V. (3)	Mexico
Serviacero Planos Servicios, S.A. de C.V. (i.e., services company to JV Company) (3)	Mexico
Spartan Steel Coating, LLC (4)	Michigan
Taxi Workhorse Holdings, LLC (5)	Delaware
TWB Company, LLC (6)	Michigan
Tailor Welded Blanks of Canada, Inc.	Canada
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
Worthington Armstrong Venture (WAVE) (7)	Delaware
Worthington Samuel Coil Processing LLC (8)	Ohio
Worthington Specialty Processing (WSP) (9)	Michigan
Worthington Taylor, LLC	Michigan
ProCoil Company, LLC	Delaware

(1)	Unconsolidated joint venture with 50% owned by GerCo Holdings, Inc. and 50% owned by ITS-H Holdings, LLC
(2)	Unconsolidated joint venture with 25% owned by Worthington CDBS Holding, LLC and 75% owned by CWBS-MISA, Inc.
(3)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(4)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by AK Steel Corporation.
(5)	Unconsolidated joint venture with 80% owned by AEP Taxi Workhorse Aggregator, LLC and 20% owned by Worthington Industries Engineered Cabs, Inc.
(6)	Consolidated joint venture with 55% owned by Worthington Steel of Michigan, Inc. and 45% owned by a subsidiary of Boashan Iron & Steel Co., Ltd.
(7)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(8)	Consolidated joint venture with 63% owned by Cleveland Pickling, Inc. and 37% owned by Samuel Manu-Tech Pickling Inc.
(9)	Consolidated joint venture, operating as a general partnership, with 51% owned by Worthington WSP, LLC and 49% by USS WSP, LLC, a subsidiary of United States Steel Corporation.

July 30, 2021